UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

                       October 7, 2019
Date of Report (Date of earliest event reported)

           International Seaways, Inc.
(Exact Name of Registrant as Specified in Charter)

1-37836-1
Commission File Number

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue
New York, New York 10016
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 578-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [x]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Symbol	Name of each exchange on which registered
Common Stock (no par value)	INSW	New York Stock Exchange
8.5% Senior Notes due 2023	INSW - PA	New York Stock Exchange

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry Into a Material Definitive Agreement
On October 7, 2019 (the “Closing Date”), International Seaways, Inc. (the “Company”), sold its 49.9% ownership interest in its joint venture (the “JV”) with Qatar Gas Transport Corporation (Nakilat) (“Nakilat”) to Nakilat (the “Transaction”) pursuant to a share purchase agreement (the “Agreement”) entered into on the Closing Date. The JV owns four liquefied natural gas carriers. The purchase price for the Transaction was $123 million, excluding fees and expenses. The Agreement contains specified representations, warranties, covenants and indemnification provisions of the parties customary for transactions of this type. In addition, in connection with the Transaction, various other agreements governing the JV and the JV’s relationships with its counterparties were also amended to reflect the change in ownership and related matters.
Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed the Transaction (as described above). This Current Report on Form 8-K is being filed to provide unaudited pro forma financial information for the Company for the fiscal year ended December 31, 2018 and the six months ended June 30, 2019, giving effect to the Transaction. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2019 and for the year ended December 31, 2018, reflect the Company’s results as if the Transaction had occurred on January 1, 2018. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2019 gives effect to the Transaction as if it occurred on June 30, 2019.

This Current Report on Form 8-K and the exhibits hereto contain forward-looking statements. All statements other than statements of historical facts should be considered forward-looking statements. Words such as “may,” “will,” should,” “would,” “could,” “appears,” “believe,” “intends,” expects,” “estimates,” “targeted,” “plans,” “anticipates,” “goal” and similar expressions are intended to identify forward-looking statements but should not be considered as the only means through which these statements may be made. Such forward-looking statements represent the Company’s reasonable expectation with respect to future events or circumstances based on various factors and are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors, many of which are beyond the control of the Company, that could cause the Company’s actual results to differ materially from those indicated in these statements. Consideration should be given to these factors, which include but not limited to the risk factors discussed in the Company’s Form 10-K for the year ended December 31, 2018, and other reports filed with the U.S. Securities and Exchange Commission (“SEC”). Undue reliance should not be placed on any forward-looking statements. The Company assumes no obligation to update or revise any forward-looking statements. The forward-looking statements included in this Current Report on Form 8-K and written and oral forward looking statements attributable to the Company or its representatives after the date of this Current Report on Form 8-K are qualified in their entirety by the cautionary statement contained in this paragraph and in other reports hereafter filed by the Company with the SEC.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

 (b)       Pro Forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Financial Statements comprised of the Company’s unaudited pro forma condensed consolidated balance sheet as of June 30, 2019 and unaudited pro forma condensed consolidated statements of operations for the Company for the fiscal year ended December 31, 2018 and the six months ended June 30, 2019 are filed as Exhibit 99 to this Current Report on Form 8-K.

Exhibit No.	Description
99	Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC.
(Registrant)

Date: October 11, 2019	By	/s/ James D. Small III
		Name:	James D. Small III
		Title:	Chief Administrative Officer, Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99	Unaudited Pro Forma Condensed Consolidated Financial Statements.